03/08/2006

Ms. Barbara L. Marik                                                                     Via UPS
First Vice President                                                                   (312) 904-7323
LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, IL
USA    60603-0000

Bank of America Commercial Mortgage Inc., Commercial Mortgage Pass-
Through Certificates, Series 2005-2
 Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

/s/ Steven W. Smith 3/8/06
Steven W. Smith Date
Executive Vice President

A Member of The PNC Financial Services Group
10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
www.midlandls.com 913 253 9000 T 913 253 9001 F

cc:
Ms. Eloisa Mascarenas
Anthracite Capital, Inc.
Real Estate Debt Group
40 E 52nd St
New York, NY 10154-0000

Mr. Stephen Hogue
Bank of America Commercial Mortgage Inc.
NC1-027-021-02
214 N Tryon St
Charlotte, NC 28255-0000

Mr. David A. Gertner
Bank of America Commercial Mortgage Inc.
NC1-027-021-02
214 N Tryon St
Charlotte, NC 28255-0000

Mr. Paul Kurseja, Esq.
Assistant General Counsel
Bank of America Corporation
100 North Tryon Street B of A Center, 20th Floor
Charlotte, NC 28255-0000

Attn: Servicing Manager, BACM 2005-2
Bank of America, N.A.
Capital Markets Servicing Group
900 W Trade Street, STE 650
Charlotte, North Carolina 28255

Mr. J. Christopher Hoeffel
Bear Steams Commercial Securities Inc.
383 Madison Avenue
New York, NY 10179-0000

Mr. Henry LaBrun, Esq.
    Cadwalader, Wickersham & Taft
    227 West Trade Street, Suite 2400
    Charlotte, NC 28202-0000

    Attn: Commercial Mortgage Surveillance
    Moody's Investor Services, Inc.
    99 Church Street, 4th Floor
    New York, NY 10007-0000

    Attn: CMBS Surveillance
    Standard & Poor's Ratings Services
    55 Water Street, 41st Floor
    New York, NY 10041-0000